Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Patrick J. Bagley - Sr. Vice President-Finance
Dover, Delaware, October 25, 2006	(302) 857-3745

DOVER MOTORSPORTS, INC.

DECLARES REGULAR QUARTERLY DIVIDEND

Dover Motorsports, Inc. (NYSE-Symbol: DVD) Board of Directors today declared a quarterly cash dividend on both classes of common stock of $.015 per share. The dividend will be payable on December 10, 2006 to shareholders of record at the close of business on November 10, 2006.

* * *

Dover Motorsports, Inc. is a leading promoter of motorsports events in the United States. Its motorsports subsidiaries operate four motorsports tracks in three states and promote motorsports events under the auspices of three of the premier sanctioning bodies in motorsports – NASCAR, IRL, and NHRA. The Company owns and operates Dover International Speedway in Dover, Delaware; Gateway International Raceway near St. Louis, Missouri; Memphis Motorsports Park in Memphis, Tennessee; and Nashville Superspeedway near Nashville, Tennessee. For further information log on to www.dovermotorsports.com.